THE 59 WALL STREET FUND, INC.
                         INVESTMENT ADVISORY AGREEMENT

                      THE 59 WALL STREET OPPORTUNITIES FUND


         AGREEMENT, made on the 10th day of August, 1999, between THE 59 WALL STREET FUND, INC., a Maryland corporation (the "Corporation"), on behalf of The 59 Wall Street Opportunities Fund (the "Fund"), and BROWN BROTHERS HARRIMAN & CO., a New York limited partnership (the "Adviser"),

         WHEREAS, the Corporation is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the " 1940 Act"); and

         WHEREAS, the Corporation desires to retain the Adviser to render investment advisory services to the Fund, and the Adviser is willing to render such services;

         NOW, THEREFORE, this Agreement

                                   WITNESSETH:

that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

1. The Corporation hereby appoints the Adviser to act as investment adviser to the Fund for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Subject to the general supervision of the Directors of the Corporation, the Adviser shall manage the investment operations of the Fund and the composition of the Fund's portfolio of securities and investments, including cash, the purchase, retention and disposition thereof and agreements relating thereto, in accordance with the Fund's investment objective and policies as stated in the Prospectus (as defined in paragraph 3 of this Agreement) and subject to the following understandings:

(a)            The Adviser shall have overall  responsibility for the general
               management   and  investment  of  the  assets  and  securities
               portfolios of the Fund.

(b) The Adviser may delegate its investment responsibilities under sub-paragraph 2(a) with respect to the Fund, or such segments thereof designated by the Adviser, to one or more persons or companies ("Sub-Advisers") pursuant to an agreement between the Adviser and each such Sub-Adviser (the "Investment Sub-Advisory Agreement"). Each Investment Sub-Advisory Agreement may provide that the Sub-Adviser, subject to the control and supervision of the Corporation's Board of Directors and the Adviser, shall have full investment discretion for the Fund and shall make all determinations with respect to the investment of the Fund's assets assigned to the Sub-Adviser and the purchase and sale of portfolio securities with those assets, and such steps as may be necessary to implement its decision. Any delegation of duties pursuant to this paragraph shall comply with any applicable provisions of Section 15 of the 1940 Act, except to the extent permitted by any exemptive order of the Securities and Exchange Commission or similar relief. The Adviser shall not be responsible or liable for the investment merits of any decision by a Sub-Adviser to purchase, hold or sell a security for the Fund's portfolio. (c) The Adviser shall develop overall investment programs and strategies for the Fund, or segments thereof, shall revise such programs as necessary, and shall monitor and report periodically implementation of the programs.

(d) The Adviser shall research and evaluate Sub-Advisers and shall advise the Corporation's Directors of the Sub-Advisers which the Adviser believes are best-suited to invest the assets of the Fund; shall monitor and evaluate the investment performance of each Sub-Adviser; shall recommend changes or additions of Sub-Advisers when appropriate; and shall coordinate the investment activities of the Sub-Advisers.

(e) The Adviser shall be solely responsible for paying the fees of each Sub-Adviser.

(f) The Adviser shall render to the Corporation's Board of Directors such periodic reports concerning the business and investments of the Fund as the Board of Directors shall reasonably request.

(g) The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Corporation's Articles of Incorporation and By-Laws and the Prospectus of the Fund and with the instructions and directions of the Directors of the Corporation and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations including, without limitation, the regulations and rulings of the New York State Banking Department;

(h) Each Sub-Adviser shall determine a portion of the securities to be purchased, sold or lent by the Corporation and as agent for the Fund will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities; in placing orders with brokers and or dealers each Sub-Adviser intends to seek best price and execution for purchases and sales; each Sub-Adviser shall also make recommendations regarding whether or not the Corporation shall enter into repurchase or reverse repurchase agreements and interest rate futures contracts.

                  On occasions when a Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other customers, that Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other customers;

                  Each Sub-Adviser shall select brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund or portion thereof managed by such Sub-Adviser. In making such selection, each Sub-Adviser shall use its best efforts to obtain best execution, which includes most favorable net results and execution of such Sub-Adviser's orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. It is understood that no Sub-Adviser will be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of Fund assets, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction of the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged, if such Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage and research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Adviser's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.

                  Each Sub-Adviser is authorized to consider for investment by the Fund or portion thereof managed by such Sub-Adviser securities that may also be appropriate for other funds and/or clients serviced by such Sub-Adviser. To assure fair treatment of the Fund and all other clients of a Sub-Adviser in situations in which two or more clients' accounts participate simultaneously in a buy or sell program involving the same security, such transactions shall be allocated among the Fund and other clients in a manner deemed equitable by the Sub-Adviser.

                  Notwithstanding the previous paragraph, to the extent directed by management of the Corporation in writing, the Adviser shall direct one or more of the Sub-Advisers to execute purchases and sales of portfolio securities for the Fund through brokers or dealers designated by management of the Corporation to
                  Adviser for the purpose of providing direct benefits to the Fund, provided that such Sub-Adviser determines that such brokers or dealers will provide reasonable execution in view of such other benefits. The Corporation understands that the brokerage commissions or transaction costs in such transactions may be higher, and that the Fund may receive less favorable prices, than those which any such Sub-Adviser could obtain from another broker or dealer, in order to obtain such benefits for the Fund.

         (i) With respect to any assets of the Fund not being managed by a Sub-Adviser, the Adviser shall determine from time to time what securities and other investments will be purchased, retained or sold by the Corporation with respect to the Fund or portion thereof not served by a Sub-Adviser. The Adviser shall provide services to the Fund in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's then current registration statement and resolutions of the Corporation's Board of Directors. This shall be subject to paragraph (h) hereof in the same manner as a Sub-Adviser.

(j) The investment management services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

3. The Corporation has delivered copies of each of the following documents to the Adviser and will promptly notify and deliver to it all future amendments and supplements, it any:

(a) Articles of Incorporation of the Corporation, filed with the State of Maryland on July 16, 1990 (such Articles of Incorporation, as presently in effect and as amended from time to time, are herein called the "Articles of Incorporation");

(b)           By-Laws of the Corporation  (such By-Laws,  as presently in effect
              and  as  amended  from  time  to  time,   are  herein  called  the
              "By-Laws");

(c)           Certified   resolutions  of  the  Directors  of  the   Corporation
              authorizing the appointment of the Adviser and approving the form of this Agreement;

(d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (No. 33-#####) (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on [DATE] relating to the Corporation and the shares of common stock. Par value $.001 per share (the "Shares"), of the Fund;

(e) Notification of Registration of the Corporation under the 1940 Act on Form N-8A as filed with the Commission on July 16, 1990; and

(f) Prospectus of the Fund, dated [ 1999] (such prospectus, as presently in effect and as amended or supplemented with respect to the Fund from time to time, is herein called the "Prospectus").

4. The Adviser shall keep the Fund's books and records with respect to its services hereunder. The Adviser agrees that all records which it maintains for the Fund are the property of the Corporation and it will promptly surrender any of such records to the Corporation upon the Corporation's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Fund by Rule 31a-1 of the Commission under the 1940 Act. The Corporation acknowledges and agrees that Sub-Advisers will be responsible for maintenance of books and records with respect to the securities transactions of the Fund managed by them.

5. During the term of this Agreement the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement (including without limitation all compensation of Sub-Advisers to the Fund pursuant to agreements with such Sub-Advisers) other than the cost of securities and investments purchased for the Fund (including taxes and brokerage commissions, if any).

6. For the services provided and the expenses borne pursuant to this Agreement, the Adviser will receive from the Fund as full compensation therefor a fee at an annual rate equal to 1.00% of the Fund's average daily net assets. This fee will be computed based on net assets at 4:00 P.M. New York time on each day the New York Stock Exchange is open for trading and will be paid to the Adviser monthly during the succeeding calendar month.

7. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from wilful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

8. This Agreement shall continue in effect for two years from the date of its execution and thereafter, but only so long as its continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund by the Corporation at any time, without the payment of any penalty, by vote of a majority of all the Directors of the Corporation or by "vote of a majority of the outstanding voting securities" of the Fund on 60 days written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 90 days written notice to the Corporation. This Agreement will automatically and immediately terminate in the event of its "assignment".

9. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Directors of the Corporation from time to time, have no authority to act for or represent the Fund or the Corporation in any way or otherwise be deemed an agent of the Fund or the Corporation.

10. This Agreement may be amended by mutual consent, but the consent of the Corporation must be approved (a) by vote of a majority of those Directors of the Corporation who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by "vote of a majority of the outstanding voting securities" of the Fund.

11. As used in this Agreement, the terms "assignment", "interested persons" and "vote of a majority of the outstanding voting securities" shall have the meanings assigned to them respectively in the 1940 Act.

12. Notices of any kind to be given to the Adviser by the Corporation shall be in writing and shall be duly given if mailed or delivered to the Adviser at 59 Wall Street, New York, New York 10005, Attention: Treasurer, or at such other address or to such other individual as shall be specified by the Adviser to the Corporation. Notices of any kind to be given to the Corporation by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Corporation at The 59 Wall Street Fund, Inc., 21 Milk Street, Boston, Massachusetts 02109, Attention: Secretary, or at such other address or to such other individual as shall be specified by the Corporation to the Adviser.

13. The Directors have authorized the execution of this Agreement in their capacity as Directors and not individually and the Adviser agrees that neither the shareholders nor the Directors nor any officer, employee, representative or agent of the Corporation shall be personally liable upon, nor shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Corporation, that the shareholders, Directors, officers, employees, representatives and agents of the Corporation shall not be personally liable hereunder, and the Adviser shall look solely to the property of the Corporation for the satisfaction of any claim hereunder.

14. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers or Partners designated below on the day and year first above written.


                                               THE 59 WALL STREET FUND, INC.


                                               By
                                               Joseph V. Shields, Jr., Chairman



Christine A. Drapeau
Assistant Secretary
                                               BROWN BROTHERS HARRIMAN & CO.


                                               By
                                               John A. Nielsen, Partner

ATTEST:



Christine A. Drapeau
Assistant Secretary